UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2013

Mondelēz International, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 943-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

This information, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and it will not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Business Reorganization following Spin-Off

On December 3, 2012, Mondelēz International, Inc. and subsidiaries (collectively, “Mondelēz International”) announced a reorganization of our business and reporting structure following the spin-off of Kraft Foods Group, Inc. on October 1, 2012 (the “Spin-Off”).

Effective January 1, 2013, our operations and management were reorganized into five segments:

•	Latin America (formerly in our Developing Markets segment)

•	Asia Pacific (formerly in our Developing Markets segment)

•	Eastern Europe, Middle East & Africa (“EEMEA”) (formerly in our Developing Markets segment)

•	Europe (now includes certain European operations formerly in our Developing Markets segment) and

•	North America

Following the Spin-Off, we changed our operating structure to reflect our greater concentration of operations in high-growth developing markets and we flattened our structure to further enhance collaboration across regions, expedite decision making and drive greater efficiencies to fuel our growth. We will begin to report our results of operations under the new segment structure in our quarterly report for the first quarter of 2013.

Segment Operating Income

We use segment operating income to evaluate segment performance and allocate resources. We believe it is appropriate to disclose this measure to help investors analyze segment performance and trends. Coincident with the change in segment structure, segment operating income for our North America region will also change to include all U.S. pension plan expenses, a portion of which was previously excluded from segment operating results evaluated by management as the costs were centrally managed. With this change, segment operating income is defined as:

Segment operating income—operating income by segment excluding general corporate expenses (which are a component of selling, general and administrative expenses), amortization of intangibles, gains and losses on divestitures, acquisition-related costs (which are a component of selling, general and administrative expenses) and unrealized gains and losses on hedging activities (which are a component of cost of sales). See additional information on our segment operating income within Note 16, Segment Reporting, to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

Non-GAAP Financial Measures

We use additional non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results and provide additional transparency on how we evaluate our business.

Our use of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for any U.S. GAAP financial measure. A limitation of the non-GAAP financial measures is they do not include all items of income and expense that affect us and have an impact on our U.S. GAAP reported results. The best way to address this limitation is by evaluating our non-GAAP financial measures in combination with our U.S. GAAP reported results and carefully evaluating the reconciliations of U.S. GAAP reported figures to the non-GAAP financial measures.

Our non-GAAP financial measures, Organic Net Revenue, Adjusted Operating Income and Operating EPS, are defined within our Annual Report on Form 10-K for the year ended December 31, 2012, and as it relates to the 2012 and 2011 periods presented, are defined as follows—

Organic Net Revenues—net revenues excluding the impact of acquisitions, divestitures, Integration Program costs, accounting calendar changes (including a 53rd week in 2011) and foreign currency rate fluctuations.

Adjusted Operating Income—operating income excluding the impact of Spin-Off Costs, the 2012-2014 Restructuring Program, Integration Program, acquisition-related costs, gains / losses on divestitures, pension costs related to obligations transferred in the Spin-Off and operating income from divested businesses. We also evaluate growth in our Adjusted Operating Income on a constant currency basis.

Operating EPS—diluted earnings per share (EPS) attributable to Mondelēz International from continuing operations excluding the impact of Spin-Off Costs, the 2012-2014 Restructuring Program, Integration Program, acquisition-related costs, gains / losses on divestitures, pension costs related to the obligations transferred in the Spin-Off, interest expense adjustment related to the Spin-Off transaction and operating income from divested businesses.

Financial Schedules

Enclosed within Exhibit 99.1 to this Form 8-K are Financial Schedules which provide net revenue and segment operating income under the new and former segment reporting structures for the years ended December 31, 2012, 2011 and 2010, and for the quarters in 2012 and 2011. The Financial Schedules also include our non-GAAP financial measures, Organic Net Revenues, Adjusted Operating Income and Operating EPS, for the same periods. The Financial Schedules present our results on a continuing operations basis. Refer to our Annual Report on Form 10-K for the year ended December 31, 2012 for further details of our discontinued operations.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Financial Schedules

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

Date: April 8, 2013	By:	/S/ DAVID A. BREARTON
David A. Brearton
Executive Vice President and Chief Financial Officer

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